UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —December 19, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 228-8220
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On December 19, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) announced that its Board of Directors is calling a special meeting of shareholders to be held on Thursday, February 12, 2009 at the company’s corporate offices in Princeton, New Jersey. The record date for the special meeting has been set for January 16, 2009. The Special Meeting of Shareholders was requisitioned on December 1, 2008 by The Westaim Corporation (“Westaim”), which holds approximately 75% of the issued and outstanding shares of NUCRYST. The Board is required by law to call the requisitioned meeting within 21 days of receipt of the Westaim requisition.
The Special Meeting is being called to consider a special resolution pursuant to section 38(1) of the Business Corporations Act (Alberta) to reduce the stated capital of the outstanding NUCRYST common shares by an amount equal to the product of the number of common shares outstanding on the date of the meeting and U.S.$0.80 for the purpose of distributing U.S.$0.80 cash per common share to the shareholders of NUCRYST. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 19, 2008, titled “NUCRYST Calls Special Meeting of Shareholders”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
	By:	/s/ Carol L. Amelio
Carol L. Amelio
Dated: December 19, 2008.		Vice President, General Counsel and Corporate Secretary